EXHIBIT 10.53

                               EXCHANGE AGREEMENT

     This EXCHANGE AGREEMENT is entered as of February 19, 2004, by and among Cedric Kushner Promotions, Inc., a Delaware corporation ("CKP") and Cedric Kushner ("Kushner").


                                   WITNESSETH:

     WHEREAS, between September 2002 and July 2003, Kushner has loaned CKP an aggregate of $1,824,734.06 pursuant to a series of promissory notes (the "Notes"), of which $1,693,076 remains due and owing from CKP to Kushner;

     WHEREAS, Kushner desires to convert the Notes into shares of Series B Convertible Preferred Stock, $0.01 par value per share, of CKP with the rights and preferences memorialized in the attached Certificate of Designation ("CKP Series B");

     WHEREAS, the Boards of Directors of CKP deem it advisable and in the best interests of CKP to consummate the transactions contemplated by this Agreement in order to remove such debt from its balance sheet, upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and in reliance upon the undertakings, representations, warranties and indemnities contained herein, CKP, and Kushner hereby agree as follows:

                                    ARTICLE 1
                           EXCHANGE OF SHARES; CLOSING

     Section 1.1 Sale of Shares. Subject to the terms and conditions herein stated, Kushner agrees at the Closing to exchange the Notes for the Shares, free and clear of any and all liens.

     Section 1.2 Consideration. In consideration for the exchange of the Notes by Kushner, CKP agrees at the Closing to issue and deliver an aggregate of 67,723.04 shares of CKP Series B (the "New Shares") to Kushner.

     Section 1.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution and delivery hereof at the offices of CKP or such other place as the parties may agree.

     Section 1.4 Deliveries at Closing. At the Closing:

     (a) CKP shall deliver to the Kushner:

     (i) certificate, registered in the name of the Kushner, representing the New Shares;

     (ii) resolutions of CKP's board of directors authorizing this Agreement and the transactions contemplated hereby;

     (iii) the Certificate of Amendment to the Certificate of Designation for the Series B Convertible Preferred Stock

     (b) Kushner shall deliver to CKP:

     (i) the Notes to be cancelled.

                                    ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF KUSHNER

     Kushner represents and warrants to CKP as of the date hereof as follows:

     Section 2.1 Ownership. Kushner is the sole record and beneficial owners of the Notes. Kushner has good and marketable title to the Notes and the absolute right to deliver the Notes in accordance with the terms of this Agreement, free and clear of all Liens. The transfer of the Notes to CKP in accordance with the terms of this Agreement transfers good and marketable title to the Notes to CKP free and clear of all liens, restrictions, rights, options and claims of every kind.

     Section 2.2. Investment Representation. Kushner acknowledges that the New Shares are restricted securities, that Kushner is acquiring the New Shares for his own account with the present intention of holding the New Shares for purposes of investment and not with a view to distribution within the meaning of the Securities Act of 1933, as amended and that the New Shares will bear a legend to such effect. Kushner has relied solely on his independent investigation in making the decision to purchase the New Shares.

     Section 2.3 No Other Representations or Warranties. Except as set forth above in this Section 2, no other representations or warranties of any kind, express or implied, are made in this Agreement by Kushner to CKP.

     Section 2.4 Conversion. Kushner acknowledges that the Company has 10,648,707 shares of common stock currently issued and outstanding and that there are other securities outstanding which are convertible into Class A shares of common stock which, if converted would result in the Company exceeding its authorized capital, accordingly Kushner acknowledges that the Series B Preferred Stock shall be convertible into shares of common stock only if and when the proposed increased in the Company's authorized shares of common stock from 20,000,000 to 100,000,000, which increase is included in the Company's preliminary proxy statement on Schedule 14A filed with the Securities and Exchange Commission on January 13, 2004 (the "Authorized Share Increase"), is approved by the Company's shareholders.

                                    ARTICLE 3
                      REPRESENTATIONS AND WARRANTIES OF CKP

        CKP represents and warrants to Kushner as of the date hereof as follows:

     Section 3.1 Organization. CKP is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own its properties and carry on its business as now being conducted.

     Section 3.2 Capitalization. As of the date of this Agreement , the authorized capital stock of CKP consists of 20,000,000 shares of common stock, $.001 par value per share and 5,000,000 shares of preferred stock, $.01 par value per share, the Company has the following shares which are validly issued and outstanding: (i) 10,648,707 shares of Common Stock, par value $.01 per share, of all classes (the "Common Stock"); (ii) warrants to acquire 7,498,986 shares of Common Stock; (iii) options to acquire 315,832 shares of Common Stock;
(iv) 117,500 shares of Series A Preferred Stock, par value $.01 per share, that are convertible into 1,175,000 shares of Common Stock (the "Series A Preferred Stock"); (v) 399,751.37 shares of Series B Convertible Preferred Stock, par value $0.01 per share, that are convertible into 19,987,569 shares of Common
Stock  (the  "Series  B  Preferred  Stock");  (vi)  27,922.1  shares of Series C
Redeemable Convertible Preferred Stock, par value $0.01 per share, that are convertible into 2,792,210shares of Common Stock (the "Series C Preferred Stock"); and (vii) 399,752 shares of Series D Preferred Stock, par value $0.01 per share, that are not convertible into Common Stock (the "Series D Preferred Stock"). The Series B Preferred Stock shall be convertible into shares of common stock only if and when the proposed increased in the Company's authorized shares of common stock from 20,000,000 to 100,000,000, which increase is included in the Company's preliminary proxy statement on Schedule 14A filed with the Securities and Exchange Commission on January 13, 2004 (the "Authorized Share Increase"), is approved by the Company's shareholders.

     Section 3.3 Authority; Enforceability. CKP has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CKP and no other corporate proceedings on the part of CKP are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by CKP and constitutes a valid and binding obligation of CKP, enforceable against CKP in accordance with its terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

     Section 3.4 Third Party Consents. No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery of this Agreement or the consummation by CKP of any of the transactions contemplated hereby.

     Section 3.5 CKP Series B. All shares of CKP Series B to be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable.

     Section 3.6 No Other Representations or Warranties. Except as set forth above in this Section 3, no other representations or warranties, express or implied, are made in this Agreement by CKP to the Kushner.

                                    ARTICLE 4
                                  MISCELLANEOUS

     Section 4.1 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and shall not be limited or affected by any investigation by or on behalf of any party hereto.

     Section 4.2. Further Assurances. Each of CKP and Kushner will use its or his, as the case may be, best efforts to take all action and to do all things necessary, proper or advisable on order to consummate and make effective the transactions contemplated by this Agreement.

     Section 4.3 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents, exhibits and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 4.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable principles of conflicts of law.

     Section 4.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

     Section 4.6 Amendment and Modification. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed themselves or by their respective duly authorized officers as of the date first written above.

                                                CEDRIC KUSHNER PROMOTIONS, INC.

                                                By:
                                                Name:
                                                Title:






                                                   Cedric Kushner, individually
                                       5